Exhibit 5.1

ATTORNEYS AT LAW 111 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02199 617.342.4000 TEL 617.342.4001 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 126877-0103

July 23, 2021

Electric Last Mile Solutions, Inc. 1055 W. Square Lake Road Troy, Michigan 48098

Ladies and Gentlemen:

We have acted as securities counsel for Electric Last Mile Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, constituting a part of the Registration Statement (the “Prospectus”), covering: (i) the issuance by the Company of 8,333,293 shares (the “Public Warrant Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), that are issuable upon the exercise of warrants issued by the Company in its initial public offering (the “Public Warrants”), (ii) the issuance by the Company of 247,082 shares (the “Private Placement Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”) of Common Stock that are issuable upon the exercise of the Private Placement Warrants (as defined below), and (iii) the resale by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of 110,351,152 shares of Common Stock and 247,082 warrants to purchase Common Stock, consisting of:

(a)                6,250,000 shares of Common Stock issued in a private placement to the Company’s sponsor (the “Founder Shares”);

(b)                205,416 warrants issued in a private placement to the Company’s sponsor (the “Founder Private Placement Warrants”);

(c)                41,666 warrants issued in a private placement to the underwriter for the Company’s initial public offering (the “Underwriter Private Placement Warrants” and together with the Founder Private Placement Warrants, the “Private Placement Warrants”);

(d)                the 247,082 Private Placement Warrant Shares;

(e)                741,250 shares of Common Stock that were a constituent part of the units issued in a private placement concurrent with the Company’s initial public offering (the “Unit Shares”);

(f)                 82,360,597 shares of Common Stock issued or issuable to the stockholders of Electric Last Mile, Inc. (a wholly owned subsidiary of the Company following the recently completed business combination) (the “Merger Consideration Shares”);

(g)                13,000,000 shares of Common Stock issued in a private placement to third-party investors (the “PIPE Shares”);

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

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July 23, 2021

(h)                2,752,223 shares of Common Stock issued to the holders of convertible promissory notes previously issued by Electric Last Mile, Inc. upon conversion of such notes (the “Note Shares”); and

(i)                 5,000,000 shares of Common Stock issued to SF Motors, Inc. d/b/a SERES (the “SERES Shares” and together with the Founder Shares, the Private Placement Warrant Shares, the Unit Shares, the Merger Consideration Shares, the PIPE Shares, and the Note Shares, the “Resale Shares”).

The Private Placement Warrants and the Public Warrants were issued pursuant to a Warrant Agreement, dated August 18, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”).

In rendering this opinion, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Warrant Agreement; (iv) certain resolutions of the Board of Directors of the Company relating to (A) the issuance of the Public Warrants, the Private Placement Warrants, the Warrant Shares, and the Resale Shares, and (B) the registration of the issuance by the Company of the Warrant Shares and the resale by the Selling Securityholders of the Resale Shares and the Private Placement Warrants; and (v) such other proceedings, records and other documents as we have deemed necessary to enable us to render the opinion expressed below.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, certificates and instruments submitted to us as copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.       The Resale Shares, other than any Warrant Shares included in the Resale Shares, are validly issued, fully paid and non-assessable.

2.       The Warrant Shares, when issued and paid for in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

3.       The Private Placement Warrants constitute valid and binding obligations of the Company.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We express no opinion with respect to the laws of any jurisdiction other than the provisions of the Delaware General Corporation Law, and, as to the Private Placement Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein.

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July 23, 2021

With regard to our opinion concerning the Private Placement Warrants constituting valid and binding obligations of the Company:

(i)   Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws that relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)   Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)   We express no opinion as to any provision of the Private Placement Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies, to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Private Placement Warrants are severable to the extent any part thereof is determined to be invalid and unenforceable.

(iv)   We express no opinion as to whether a court would give effect to the choice of New York law or jurisdiction provided for in the Private Placement Warrants.

We express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, and/or adjustments to outstanding securities of the Company, may cause the Private Placement Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued or committed to be issued.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP